                                  Exhibit 21.1

                  SHOREWOOD PACKAGING CORPORATION SUBSIDIARIES


          Name                                                   State of Incorporation/Country
          ----                                                   ------------------------------
Shorewood Packaging of California, Inc.                          California

Shorewood Packaging Company of Illinois, Inc.                    Illinois

SPC Company of Virginia, Inc.                                    Virginia

Shorewood Packaging Corporation of Alabama                       Alabama

Shorewood Packaging Corp. of Canada, Ltd.                        Ontario, Canada

Shorewood Transport, Inc.                                        New York

Shorewood Packaging of Delaware, Inc.                            Delaware

Shor-Wrap, Inc.                                                  Delaware

Shorewood Technologies, Inc.                                     Delaware

Shorewood Packaging Corporation of Georgia                       Georgia

Toronto Carton Corporation Limited                               Ontario, Canada

Shor-Wrap Packages of Canada, Ltd.                               Ontario, Canada

Shorewood Acquisition Corp. of Delaware                          Delaware

Shorewood Packaging Corporation of Virginia                      Delaware

SPC Company of New York, Inc.                                    New York

Shorewood Packaging Corporation of Connecticut                   Connecticut

Shorewood Corporation of Canada Limited                          Ontario, Canada

SPC Corporation Limited                                          Ontario, Canada

Shorewood Packaging Corporation of Oregon                        Oregon

Shorewood Packaging of North Carolina, Inc.                      Delaware

Shorewood Packaging Corporation of New York                      New York

Shorewood Packaging Company (Guangzhou) Ltd.                     China

Shorewood Holographic Patterns, Inc.                             Delaware




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